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                                                             Exhibit No. 23.1(a)



                       Consent of Independent Accountants

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated August 4, 2000 relating to the financial statements and financial statement schedules, which appears in The BISYS Group, Inc.'s Annual Report on Form 10-K for the year ended June 30, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


PricewaterhouseCoopers LLP


Columbus, Ohio
April 26, 2001